Explanatory Note

GolfSuites 1, Inc. has prepared this Form 1-A/A solely for the purpose of refiling Exhibit 4.

PART III

INDEX TO EXHIBITS

2.1	Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation*
2.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation*
2.3	Amended and Restated Certificate of Incorporation*
2.4	Bylaws*
4	Form of Subscription Agreement
6.1	Reg A+ Engagement Agreement with Manhattan Street Capital dated July 15, 2018*
6.2	Management Services Agreement between GolfSuites 1, Inc. and KGEM Golf, Inc. dated January 17, 2019*
6.3	Promissory Note with KGEM Golf, Inc. dated November 10, 2018*
6.4	Membership Unit Purchase Agreement in KGE, LLC dated January 4, 2018 (Kyle Morris)*
6.5	Addendum to Agreement Between KGEM Golf, Inc. and Kyle Morris dated December 24, 2018*
6.6	License Agreement between KGEM Golf, Inc. and Kyle Morris dated February 15, 2019*
6.7	Consulting Agreement between KGEM Golf, Inc. and Kyle Morris dated February 15, 2019*
6.8	Sageworks Capital, LLC Broker-Dealer Agreement and Interface Proposal dated March 28, 2019*
8	Escrow Services Agreement*
11	Consent of IndigoSpire*
12	Attorney opinion on legality of the offering*
13.1	“Test the waters” materials*
13.2	“Test the waters” materials*

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Riverview, State of Florida, on April 15, 2019.

GolfSuites 1, Inc.

/s/ Gerald Ellenburg

By Gerald Ellenburg
CEO of GolfSuites 1, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gerald Ellenburg

Gerald Ellenburg, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

Date: April 15, 2019

/s/ Ryan Koenig
Ryan Koenig, Director
Date: April 15, 2019

/s/ Kyle Morris
Kyle Morris, Director
Date: April 15, 2019

/s/ John Galvin
John Galvin, Director
Date: April 15, 2019

/s/ Rod Turner
Rod Turner, Director
Date: April 15, 2019